EXHIBIT 99.1

        AirNet Announces Appointment of Ronald W. White to the
                          Board of Directors

    MELBOURNE, Fla.--(BUSINESS WIRE)--July 14, 2004--AirNet Communications Corporation (Nasdaq:ANCC), the technology leader in broadband, software-defined base station products for wireless communications, announced today that Ronald W. White has been appointed to the Board of Directors. The company also announced that Hans Morris had resigned effective as of July 1, 2004.
    Mr. White is a veteran of the telecommunications industry having been a director at NMS Communications (Nasdaq:NMSS) since 1988. From October 1997 until June 2002, he was a partner at Argo Global Capital, a venture capital fund focused on wireless technology. From 1983 until 2002, Mr. White was a partner at Advanced Technology Development Fund, a venture capital firm. Mr. White is also a director of several privately held companies.
    "Mr. White is well-known throughout the wireless telecommunications industry," said Glenn Ehley, President & CEO of AirNet Communications. "He can help open many doors and will provide solid leadership and guidance to the Board."
    Mr. White stated, "I have long been impressed by AirNet's broadband SDR products and technology. The AirNet team has done a remarkable job navigating the wireless winter over the last several years and positioning the company with for growth with an outstanding product portfolio."

    About AirNet

    AirNet Communications Corporation is a leader in wireless base stations and other telecommunications equipment that allow service operators to cost-effectively and simultaneously offer high-speed wireless data and voice services to mobile subscribers. AirNet's patented broadband, software-defined AdaptaCell(R) SuperCapacity(TM) adaptive array base station solution provides a high-capacity base station with a software upgrade path to high-speed data. The Company's AirSite(R) Backhaul Free(TM) base station carries wireless voice and data signals back to the wireline network, eliminating the need for a physical backhaul link, thus reducing operating costs. The Company's RapidCell(TM) base station provides government and military communications users with up to 96 voice and data channels in a compact, rapidly deployable design capable of processing multiple GSM protocols simultaneously. AirNet has 69 patents issued or filed and has received the coveted World Award for Best Technical Innovation from the GSM Association, representing over 400 operators around the world. More information about AirNet may be obtained by calling 321.984.1990, or by visiting the AirNet Web site at http://www.airnetcom.com.

    Safe Harbor Statement Under the Private Securities Litigation
Reform Act of 1995 and Other Applicable Law

    Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the Reform Act),
Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities and Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, market conditions, financial forecasts and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate'', "prospects", "believe,'' "estimate,'' "expect,'' "intend,'' "should, " "plan'' and "objective'' and other similar expressions. Readers should not place undue reliance on the forward-looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Such risks or uncertainties include the following: there can be no assurance that the restructuring of the Board will be beneficial to the Company; that sales of common stock by institutional shareholders may cause volatility and adversely impact the market and price for the company's common stock; and that the Company may not be able to continue to operate as a going concern even after the consummation of, and payment of the remaining installments due to the Company under the$16M senior debt financing. These and other risks are detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.
    AirNet(R) AdaptaCell(R), and AirSite(R) are registered trademarks with the U.S. Patent and Trademark Office. The stylized AirNet mark, Super Capacity(TM), TripCap(TM), Backhaul Free(TM), TripCap(TM) and RapidCell(TM) are trademarks of AirNet. Other names are registered trademarks or trademarks of their respective holders.

    CONTACT: AirNet Communications Corporation, Melbourne
             Investor Relations
             Stuart P. Dawley, 321-953-6780
             sdawley@airnetcom.com